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                                                                    EXHIBIT 10.4

                                    FORM OF
                         USE AND OCCUPANCY AGREEMENT
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This Agreement is dated as of                  , 1996, between Media 100 Inc.
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(f/k/a Data Translation, Inc.), a Delaware corporation ("Parent"), and Data
Translation, Inc. (f/k/a Data Translation II, Inc.), a Delaware corporation ("Sub").

WHEREAS, Alfred A. Molinari, Jr. and Maureen K. Molinari, Trustees of Nason Hill Trust under a Declaration of Trust dated November 15, 1979 and recorded with the Middlesex County Registry of Deeds (Southern District) in Book 13839, Page 406, on November 16, 1979, as Landlord ("Landlord"), and Parent, as Tenant, entered into a Lease dated as of December 1, 1979, as amended (the "Lease"), pursuant to which Parent has leased its facilities located at 100 Locke Drive, Marlboro, Massachusetts (the "Leased Premises"), including the building located thereon (the "Building"); and

WHEREAS, the Parent and Sub have entered into a Distribution Agreement dated as
of              , 1996 (the "Distribution Agreement"), pursuant to which Parent
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is assigning and transferring to Sub certain businesses and assets associated with Parent's data acquisition and imaging, commercial products and networking distribution businesses (including all of Parent's rights in, to and under the Lease) in exchange for the assumption by Sub of certain liabilities and obligations associated with such businesses (including all of Parent's obligations under the Lease) and the issuance by Sub to Parent of shares of Sub common stock on such terms and conditions as are contained therein; and

WHEREAS, on          , 1996 the Board of Directors of Parent declared a dividend
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of all outstanding shares of Sub to the holders of record of the outstanding
common stock of Parent, such dividend to be made on           , 1996 (the
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"Distribution Date"); and

WHEREAS, Parent's remaining Media 100 digital media business has heretofore occupied a portion of the Leased Premises; and

WHEREAS, the Distribution Agreement provides that Parent and Sub shall enter into an agreement relating to the continued use and occupancy of a portion of the Leased Premises by Parent for a transition period following the Distribution Date, and this Agreement is entered into in order to fulfill that provision;

NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1    LICENSE.
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Section 1.1  License of Sub Space.  Sub hereby grants Parent a license to (a)
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use and occupy approximately 24,770 square feet of office space and 6,000 square feet of manufacturing space located in the Building, such space to be demarcated by the mutual agreement of the parties (the "Parent Space"), (b) utilize all rest rooms, cafeteria and fitness center facilities, outdoor facilities generally available to employees of Sub,
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sidewalks, driveways and parking lots (the "Common Areas") and (c) cross other portions of the Building to maintain convenient access to, from and between the Parent Space and the Common Areas, subject in all cases to the provisions of this Agreement. Parent hereby acknowledges that Sub is licensing the Parent
Space to Parent "as is," and that Sub makes no warranty, covenant or representation that the Parent Space shall be other than in its present condition. The parties expressly acknowledge that this Agreement does not constitute a demise by Sub of any real property interest in the Leased Premises (including without limitation the Parent Space) and, consequently, Parent shall not be entitled to any rights or remedies to which a subtenant may be entitled at law or in equity, unless Parent shall have been expressly afforded such rights and remedies pursuant to the provisions of this Agreement. This Agreement is subject and subordinate to the Lease and, consequently, if the Lease expires or terminates for any reason whatsoever, this Agreement shall immediately terminate and Parent's license hereunder shall expire.

Section 1.2  Modifications to Parent Space.  Sub and Parent agree to negotiate
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in good faith any reconfigurations of the Parent Space reasonably requested from time to time by either party that improve the efficient utilization of the Building by both parties (but in no event resulting in a reduction of the aggregate square footage of the Parent Space). Each party will bear its own moving expenses incurred in connection with any reconfiguration of the Parent Space. If Parent requests the use of additional space in the Building, Sub and Parent agree to negotiate in good faith the availability and configuration of such additional space. The monthly License Fee (as hereinafter defined) for any such additional space will be $3.47 per square foot.

1.3  Cafeteria and Fitness Center Facilities.  The cafeteria and fitness
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center facilities located in the Building will be made available to employees of
Parent and their guests to the same extent that such facilities are made available to employees of Sub and their guests. All users of the fitness center will be required to give such releases and obtain such medical clearances in connection with such use as Sub shall from time to time require in its sole discretion. If Sub ceases to provide the service of the cafeteria or fitness center facilities to its own employees or if the level of such service is reduced for any reason, Sub may also cease to provide or reduce the level of such service provided to Parent under this Agreement. Sub agrees to provide Parent with reasonable advance notice of any substantial change in the level of such services to be provided hereunder.

Section 1.4  Shared Equipment.  The parties recognize that certain manufacturing
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equipment heretofore utilized by Parent in the manufacture of its Media 100(R)
products has been has been included in the Contributed Assets (as defined in the Distribution Agreement) (the "Shared Equipment"). Sub hereby agrees that, during the term of this Agreement, Parent and its employees shall have access to the Shared Equipment in connection with Parent's manufacturing requirements, and Sub will use commercially reasonable efforts to repair and maintain the Shared Equipment in good operating condition suitable for Parent's requirements. Utilization of the Shared Equipment by the respective manufacturing operations of Parent and Sub shall be consistent with historical practice, provided that the parties agree to negotiate in good faith any adjustments to their respective utilization to accommodate any future material change in their respective

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manufacturing requirements.  Sub's provision of access and maintenance with respect to the Shared Equipment as described above shall be deemed for all purposes under this Agreement to be a Service provided by Sub to Parent.

In the event Sub desires to sell or otherwise dispose of any of the Shared Equipment or Sub is either unwilling or unable to repair and maintain the Shared Equipment in good operating condition suitable for Parent's requirements, Sub shall first provide written notice thereof to Parent, which notice shall constitute an offer to sell such equipment to Parent free of any liens and encumbrances, but otherwise on an "as is, where is" basis, for a purchase price equal to the net book value of such equipment as shown in Sub's financial records. If Parent elects to purchase the offered equipment, it shall so notify Sub in writing within fifteen (15) days following receipt of Sub's offer notice, and the parties shall consummate such purchase and sale as promptly as practicable thereafter. Failure of Parent to so notify Sub of its election shall be deemed to be a determination by Parent not to purchase the offered equipment.

Section 1.5  Related Services.  During the term of this Agreement, Sub will
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provide, or cause to be provided, the following services (the "Related
Services") related to Parent's use and occupancy of the Parent Space:

     (a) all utilities consumed on or in connection with the use and occupancy of the Parent Space, including but not limited to water, sewer, gas, electricity, heat, ventilation and air conditioning;

     (b) maintenance services for the Building (e.g., janitorial/custodial, repairs, elevators, plants) and for the grounds on the Leased Premises (e.g., landscaping, snow removal, paving) with respect to the Parent Space (including all rest rooms located in the Building and all parking lots and walkways, sidewalks, and driveways providing for access to and from the Parent Space);

     (c)  receipt and distribution of Parent's incoming mail;

     (d) use of the Building's photocopy center for photocopy and binding services for business documents and printing services; and

     (e)  reception and security services.

Sub will provide, or cause to be provided, each of the Related Services with respect to the Parent Space and Parent's operations conducted therein to the extent required to accommodate Parent's reasonable needs, and in the same manner of quality, quantity and timeliness as such services are provided to the rest of the Building and the Leased Premises and the operations conducted therein, but in no event in a materially lesser manner than such services were provided prior to the date hereof.

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Section 2    LICENSE FEE.
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Parent agrees to pay to Sub a monthly license fee (the "License Fee") for the use and occupancy of the Parent Space, the use of the Common Areas, and the provision of the Related Services in the amount of $102,977.00, and for the use of the Shared Equipment in the amount of $2,400 in each case payable on the first business day of each calendar month during the term of this Agreement. With respect to any period of use or occupancy of the Parent Space which is less than a full calendar month, the License Fee with respect to such period shall be appropriately pro-rated. In the event any of the Shared Equipment is sold to Parent or otherwise disposed of by Sub, the parties agree that the License Fee with respect thereto shall be equitably adjusted.

Section 3    INDEMNIFICATION.
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Each of Parent and Sub shall indemnify and hold harmless the other against any claims, liability, loss, damage or expense (including reasonable attorneys' fees and disbursements) incurred or sustained by such other party arising out of any personal injury or property damage caused by the fault of the invitees, agents, servants or employees of such party in connection with their activities under or related to this Agreement.

Section 4    TERM OF AGREEMENT.
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Section 4.1  Term.  This Agreement shall become effective on the Distribution
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Date and shall remain in effect until April 30, 1997.

Section 4.2  Termination.  Upon the occurrence and continuance of a default by
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either party hereunder, including the defaulting party's failure to keep, observe or perform any covenant, agreement, term or provision of this Agreement, for a period of ten (10) days after written notice thereof has been given to the defaulting party, the non-defaulting party may terminate this Agreement and shall have no further obligation to the defaulting party hereunder. Notwithstanding any termination of this Agreement, the provisions of Section 3 shall remain in effect indefinitely or until such time as the obligations of both parties hereunder shall have been fully discharged.

Section 5    ADDITIONAL COVENANTS.
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Section 5.1  No Alterations; Surrender.  Parent may not make any physical
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alterations to the Parent Space (including without limitation structural alterations, construction or removal of interior walls, painting or other decoration) without the prior written consent of Sub, which consent shall not be unreasonably withheld or delayed. Parent shall surrender the Parent Space upon termination of this Agreement in the same condition as it now exists, except for normal wear and tear, damage caused by fire or other casualty, and other alterations made with Sub's approval. Sub agrees to provide reasonable assistance to Parent in connection with Parent's vacating of the Parent Space and the removal of its property therefrom.

Section 5.2  Access to Parent Space.  Sub, its agents and representatives shall
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have the right to enter the Parent Space without prior notice to inspect the same, to exercise such

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rights as Sub may have under the Lease or this Agreement with respect to such space, to permit the Landlord, its agents or representatives to access such space to the extent permitted under the Lease, or for any other purpose which Sub may reasonably determine to be necessary or desirable; provided, however, that Sub shall not unreasonably interfere with Parent's use and enjoyment of the Parent Space. Parent shall not be entitled to any abatement of any portion of the License Fee by reason of the exercise of any such right of entry.

Section 5.3  Fire, Casualty and Eminent Domain.  In the event of a fire,
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casualty or taking that affects the Parent Space to the extent that Parent is unable to operate its business therein without unreasonable interference or additional expense, but that does not result in termination of the Lease, Parent may elect to terminate this Agreement by giving written notice to Sub within fifteen (15) days of said event.

Section 6    MISCELLANEOUS.
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Section 6.1  Access to Information; Confidentiality.  The provisions of the
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Distribution Agreement relating to the access to information and confidentiality shall apply with respect to any information obtained or learned by either party from the other party in connection with the parties' performance of their respective obligations hereunder. This Section shall survive the termination of this Agreement.

Section 6.2  Dispute Resolution.  All disputes, controversies or claims between
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Parent and Sub arising out of or relating to this Agreement, including without limitation the breach, interpretation or validity of any term or condition hereof, shall be resolved in accordance with the provisions of the Distribution Agreement relating to dispute resolution.

Section 6.3  Amendment and Waiver.  No amendment of any provision of this
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Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provisions hereof or to take any such action.

Section 6.4  Notices.  Any notice to any party hereto given pursuant to this
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Agreement shall be in writing and shall be given by the means, and to the addresses, set forth in the "Notices" section of the Distribution Agreement.

Section 6.5  Successors and Assigns.  This Agreement shall inure to the benefit
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of, and be binding upon and enforceable against the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either party without the prior written consent of the other party, and any attempt to assign any rights or obligations hereunder without such consent shall be void.

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Section 6.6  Entire Agreement; Parties in Interest.  This Agreement comprises
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the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings between them relating thereto and is not intended to confer upon any person other than the parties hereto (including their successors and permitted assigns) any rights or remedies hereunder.

Section 6.7  Severability.  If any term or provision of this Agreement or the
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application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 6.8  Captions.  Captions and headings are supplied herein for
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convenience only and shall not be deemed a part of this Agreement for any purpose.

Section 6.9  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the internal substantive laws of the Commonwealth of
Massachusetts, without giving effect to the principles of conflicts of laws thereof.

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Section 6.10  Counterparts.  This Agreement may be executed in several
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counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

IN WITNESS WHEREOF, Parent and Sub have caused this Agreement to be duly executed by their authorized representatives as an agreement under seal, all as of the day and year first written above.

MEDIA 100 INC.

By:
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Name:  John A. Molinari
Title:  President and Chief Executive Officer

DATA TRANSLATION, INC.

By:
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Name:  Alfred A. Molinari, Jr.
Title:  Chairman and Chief Executive Officer


                              CONSENT OF LANDLORD
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The undersigned, as Landlord under the Lease referred to in the foregoing Use and Occupancy Agreement, hereby consent to all of the terms and conditions of such Use and Occupancy Agreement, approve its execution and delivery by the parties, and waive any and all notice of such execution and delivery.

NASON HILL TRUST

By:
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By:
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     As Trustees of Nason Hill Trust
     but not individually

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